Number
CUSIP NUMBER: 910873 40 5
American Depositary Shares (each American Depositary Share representing five Fully Paid common shares each par value NT$10 per share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

Representing

DEPOSITED FULLY PAID COMMON SHARES

of

UNITED MICROELECTRONICS CORPORATION

(Incorporated under the laws of the Republic of China (the "ROC"))

JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that ___________________[CEDE & CO., as nominee of THE DEPOSITORY TRUST COMPANY (hereinafter ("DTC")] is the record owner of _______________________ American Depositary Shares (hereinafter each an "ADS"), representing deposited common shares, each of par value of NT$10, including evidence of rights to receive such common shares (the "Shares") of United Microelectronics Corporation, a corporation incorporated under the laws of the ROC (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents five Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is JPMorgan Chase Bank, N.A., Taipei Branch, (the "Custodian"). The ratio of American Depositary Shares to Shares is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at The Depositary's office is located at 270 Park Avenue, Floor 8, New York, New York 10017, U.S.A.

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of October 21, 2009 by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by ADRs, (as so amended and restated and as further amended and supplemented from time to time, the "Deposit Agreement"), with each Holder and Beneficial Owner from time to time of ADSs evidenced by ADRs, by accepting an ADS, becoming bound by all the terms and provisions thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2) Surrender of Receipts and Withdrawal and Sale of Deposited Securities.

(a) ROC Requirements. The Depositary and the Company have been advised that under current ROC law, a Holder who is a non-ROC person wishing to withdraw Deposited Securities from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority. In addition, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with a local securities brokerage firm, remit funds and exercise a shareholder's rights. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facilities on the TSE or otherwise. The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

(b) Sale of Deposited Securities. Upon surrender of ADSs at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of the Deposit Agreement and the Company's Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' ADSs be sold on such Holder's behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. The Depositary and the Company have been advised that under current ROC law, the Shares deposited in connection with the Offering may not be sold for a period of three months from the closing of the Offering. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder's ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided in the Deposit Agreement, convert or cause to be converted any such proceeds into Dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

(c) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in paragraph (10) of hereof) have been paid, and (v) the Holder of the ADSs has delivered to the Depositary any and all certifications necessary to allow the Company to comply with applicable ROC law reporting requirements (including the Form of Certification Upon Withdrawal as Exhibit B to the Deposit Agreement), duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and regulations and the rules of the Taiwan Securities Central Depository Co. Ltd., and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof. The Depositary and the Company have been advised that under current ROC law, ADSs representing newly issued Shares deposited in connection with the Offering may not be surrendered for a period of three months from the closing of the Offering; consequently, the Company and the Depositary have elected to prohibit the surrender of ADSs and the withdrawal of any Shares deposited in connection with the Offering until the expiration of such three month period.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs delivered to it (and, if applicable, the ADR evidencing the ADSs so delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so cancelled together with any certificate or other document of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Articles of Incorporation of the Company, of applicable laws and regulations and of the rules of the Taiwan Securities Central Depository Co. Ltd., and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than a whole number of Deposited Securities. In the case of the Delivery of ADSs representing a number other than a whole number of Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Deposited Securities to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Deposited Securities, or (ii) sell or cause to be sold the fractional Deposited Securities represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs evidenced by this ADR. At the request, risk and expense of any Holder surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3) Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by this Receipt when cancelled, shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 to the Deposit Agreement) have been paid subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by this Receipt (when cancelled), shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated by Section 3.1 of the Deposit Agreement and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company establish consistent with the provisions of the Deposit Agreement and applicable law. The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Eligible Securities are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Article (24) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S., ROC or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to ROC law, the rules and requirements of the TSE, and of any stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities or Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6) Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits under applicable law, the SFB, the TSE or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of certificated ADSs where such transfer may result in the total number of Shares, Eligible Securities, or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company reserves the right to instruct Holders to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law, rules or regulations and the Articles of Incorporation of the Company.

(7) Liability of Holder for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to any ADS(s) or American Depositary Receipt(s), any Deposited Securities or any distribution thereon, such tax or other governmental charge shall be paid by the Holders to the Depositary and by holding or having held an ADS or ADR the Holder and all prior Holders thereof agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. Notwithstanding the foregoing, the Company will pay all stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement. If any legal proceedings are taken to enforce the obligations of the Company under the Deposit Agreement or the ADSs (including the certificates evidencing such ADSs) and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the Company will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings. The Depositary may sell any Deposited Securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed hereunder by Holders without the Depositary being required to request payment thereof from Holders. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Company shall, as soon as practicable after the due date for any payment to the government of the ROC of any tax or other governmental charge with respect to any distribution with respect to Deposited Securities, provide the Depositary with an official receipt from the ROC (or certified copies thereof) setting forth the amounts, if any, of tax or other government charge so paid to the government of the ROC. The Depositary shall provide a copy of such receipt, or other documentation, to the Holder of the ADRs evidencing such ADSs that are representing such Deposited Securities at the time of such distribution upon the request made by the Holder thereof to the Depositary. The Depositary shall elect to waive any and all deferral of income tax on Share Distributions received hereunder. Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(8) Representations and Warranties on Deposit of Eligible Securities. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(9) Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties and to provide such other information or documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such other documents or information are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, (ii) any other information or documents which the Company may reasonably request and which the Depositary shall reasonably request and receive from any Holder or Beneficial Owner or any person presenting Eligible Securities for deposit or ADSs for cancellation, transfer or withdrawal, and (iii) in the case of withdrawal of Shares, any information and documents provided by Holders to the Depositary, in accordance with Exhibit C of the Deposit Agreement. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(10) Charges of Depositary. The following fees, charges and expenses are payable under the Deposit Agreement:

Event	Amount	By Whom Paid
Issuances/Deliveries of ADSs including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of ADSs, Shares, rights and other securities or property, issuances pursuant to a stock split or free stock distribution (e.g. spin-off shares) or stock dividend or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities.	US$0.05 or less per ADS issued or delivered	Each person to whom ADSs are issued or delivered
Surrender, withdrawal, cancellation or reduction of ADSs	US$0.05 or less per ADS reduced, cancelled or surrendered	Each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason
Cash distributions made pursuant to the Deposit Agreement	U.S.$0.05 or less per ADS per cash distribution	Person to whom distribution is made
The distribution or sale of securities pursuant to Article 4 of the Deposit Agreement, but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto	an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (treating all such securities as if they were Shares)	Person to whom distribution is made
ADS services	US$0.05 per ADS per calendar year (or portion thereof)	Person holding ADSs on the applicable record date(s) established by the Depositary. This fee may be charged on a periodic basis during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions
Transfer of Receipt(s) pursuant to Article 2 of the Deposit Agreement	$1.50 per Receipt transferred	Person transferring Receipt

The Depositary may sell (by public or private sale) sufficient securities and property received by it prior to such deposit to cover any of the above or below fees, charges and/or expenses.

In addition, the Depositary may charge Holders, any party depositing or withdrawing Shares or by any party surrendering ADSs, and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article 4 of the Deposit Agreement), whichever is applicable, a charge for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary's agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with each and any of the following (i) the servicing of the Shares or other Deposited Securities, (ii) the sale of securities (including, without limitation, Deposited Securities), (iii) the delivery of Deposited Securities, and (iv) the Depositary's or its Custodian's compliance with applicable law, rule or regulation.

Such fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions.

The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders);

(iii)	transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register, or costs of causing securities to be credited to an account maintained by the Custodian, or an accredited intermediary acting as a registrar for the Shares, in each case in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement).

All of the above referenced fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Section 6.1 of the Deposit Agreement.

Notwithstanding any other provision of this Deposit Agreement, to facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, and subject to any restrictions imposed by ROC law and regulations, including, without limitation, receipt of foreign exchange approval from the Central Bank of China for conversion of funds from and/or into NT dollars, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company an amount from the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

(11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable on the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of a Receipt (that is, the person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any Receipt to any holder of a Receipt or any Beneficial Owner unless such holder or Beneficial Owner is the Holder of such Receipt registered on the books of the Depositary.

(12) Validity of Receipt. This Receipt (and the American Depositary Shares represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

(13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street, NE, Washington, DC 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any instruction soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also mail to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, subject, in all cases, to Article (24) hereof.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By ____________________________________

The address of the Principal Office of the Depositary is The Depositary's office is located at 270 Park Avenue, Floor 8, New York, New York 10017, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14) Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the ROC, whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

Subject always to the laws and regulations of the ROC, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 of the Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 thereof, and the laws and regulations of the ROC, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject to the laws and regulations of the ROC and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 of the Deposit Agreement. In the event that (x) the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligation under Section 5.7 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the ROC, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Subject always to the laws and regulations of the ROC, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.3.2 of the Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.8 of the Deposit Agreement) and establish procedures to distribute rights to purchase additional ADSs (by means of warrants or otherwise) and to enable the Holders to exercise such rights (upon payment of applicable (a) fees and charges of; and reasonable expenses incurred by, the Depositary and (b) taxes). The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs).

If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practical. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 of the Deposit Agreement.

If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.3.1 of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.3.2 of the Deposit Agreement, the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in Section 4.3 of the Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

Because ROC law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in the paragraph above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including by public or private sale) as the Depositary, may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances. Subject always to the laws and regulations of the ROC and to the terms of Article IV of the Deposit Agreement, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under the Deposit Agreement and under paragraph (10) hereof. Any Dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary, and not the Company, shall be solely responsible for.

(15) Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 60 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall mail to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the reasonable expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (less the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Eligible Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of instructions, of holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Eligible Securities represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any). Subject to applicable law and the provisions of Section 4.1 through 4.7 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17) Voting of Deposited Securities.

(a) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary, without liability, to appoint the Chairman of the Board of Directors of the Company (or his/her designate) (the "Voting Representative"), as representative of the Depositary, the Custodian or the nominee who is registered in the ROC as representative of the Holders in respect of the Deposited Securities (the "Registered Holder"), to vote the Shares or other Deposited Securities in accordance with the terms hereof.

The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC), including, without limitation, a list of candidates proposed by the Company for an election of directors or supervisors (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.8 of the Deposit Agreement) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of the Deposit Agreement including, a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to deliver the Shareholder Notice and the Depositary Notice to Holders for purposes of providing voting instructions in accordance herewith if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting but will use its reasonable endeavors to provide Holders with copies of such notices. Additionally, to the extent the Depositary fails to commence the distribution of the Shareholder Notice and Depositary Notice to Holders within ten New York business days of the date on which the Company has provided the Depositary with written approval of the Depositary Notice for a reason other than one contemplated under Section 5.2 of the Deposit Agreement, the Depositary will use its reasonable endeavors to provide Holders with copies of such notices. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

(b) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election directors and/or supervisors), the Depositary shall notify to and appoint the Voting Representative as the representative of the Depositary and the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding (including Temporary ADSs) in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder.

(c)  Management Instruction. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in Section 4.9 of the Deposit Agreement), the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary to give a discretionary instruction (a "Management Instruction") to the Voting Representative as the representative of the Registered Holder to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the interests of the Holders. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

The Depositary's grant of a Management Instruction in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Instruction are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.9 of the Deposit Agreement and will not be subject to any potential liability under ROC law for losses arising from such voting. In the event the Depositary does not receive such opinion, the Depositary will not grant the Management Instruction but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law but will not cause the Deposited Securities to be voted or the Management Instruction to be granted.

The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with Section 4.9 of the Deposit Agreement. The terms of Section 4.9 of the Deposit Agreement may be amended from time to time in accordance with the terms of the Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of Section 4.9 of the Deposit Agreement as so amended.

(d) There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, rule, regulation or the Company's constituent documents, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Voting instructions will not be deemed received until such time as the Depositary has received such instructions in the manner and at the location specified in the voting instruction card prepared by the Depositary for such meeting.

(18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement securities, as applicable. The Depositary may, after consultation with the Company, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional or replacement Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, after consultation with the Company, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19) Exoneration. Neither the Depositary nor the Company, or any of their respective agents, shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary, the Company or any of their respective agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the ROC or any other country, or of any other governmental authority or regulatory authority or stock exchange or market or automated quotation system, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, terrorism, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Receipt about the requirements of ROC law or any changes therein or thereto.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or an American Depositary Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or ADSs.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(20) Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.

The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.

Without limitation of the foregoing, (a) neither the Company, nor any of its controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required and (b) neither the Depositary nor any of its controlling persons, or agents (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), shall be made a party to or under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast (provided that any such act or omission is in good faith) or for the effect of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company or for the failure of the Company to exchange any Certificate of Payment into Shares. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make Rights available to Holders in general or to any Holder in particular. The Depositary shall not have any liability for the price received in connection with any sale of securities, the manner or timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. or for the failure of the Company to exchange any Certificate of Payment into Shares. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

(21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall be required by the Company to execute and deliver to its immediate predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor (other than as contemplated in Section 5.8 and 5.9 of the Deposit Agreement). The immediate predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22) Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to this Receipt until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of this Receipt. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of this Receipt will, upon surrender of this Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions set forth therein and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the ROC, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25) Depositary Ownership. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.

(26) Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

(a) Proposals by Shareholders. The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company's shareholders (the "Shareholder Proposal Record Date"), are entitled to submit one (1) written proposal (the "Proposal") each year for consideration at the annual ordinary meeting of the Company's shareholders, provided that: (i) the Proposal is in the traditional Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements and all punctuation marks) in length, (ii) the Proposal is submitted to the Company during the period for submission of Proposals (the "Submission Period") announced by the Company (it being agreed by the Company that the Company shall announce publicly each year the Submission Period and the place for eligible shareholders to submit the Proposal in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company's shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company's shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. For the avoidance of doubt, shareholders shall have no right to nominate candidates for election as directors at a meeting of the Company's shareholders pursuant to the Articles of Incorporation of the Company, as in effect on the date hereof. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company's shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company's shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company's shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company's shareholders. In addition, the Company has no obligation to give notice of noncompliance and/or opportunity to cure for any Proposal which fails to satisfy the requirements and conditions of the ROC laws.

(b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners. Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the "Submitting Holder(s)"), submit to the Company for consideration at the annual ordinary meeting of the Company's shareholders one (1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the traditional Chinese language or in English language along with traditional Chinese translation and does not exceed 300 traditional Chinese characters (including the reason(s) for the Proposal, all accompanying supporting statements, and all punctuation marks) in length and in the case of English proposal, the length and the content of the proposal shall be determined based on the Chinese translation, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "First Proposal Certificate"), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the "Proposal Submission Date"), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above)), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the "Second Proposal Certificate"), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder's ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company's shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company's shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares (including the treasury Shares) of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company's shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company's shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of all Submitting Holders. Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company's shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder's, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company's shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder's ADSs (or any other ADSs) or to vote the Shares represented by all the outstanding ADSs at such annual ordinary meeting of the Company's shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company during the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals, except for the first Proposal, received by the Depositary from such Submitting Holder(s) and shall submit only the first of such Proposals to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company's shareholders on behalf of the Submitting Holder(s). The Proposal submitted by the Depositary is still subject to review by the board of directors of the Company and there is no assurance that the Proposal will be accepted by the board of directors and will be included in the agenda of the ordinary shareholders' meeting. In addition, if the Company determines that, at the discretion of the Company, the Proposal submitted by the Depositary does not qualify, the Company has no obligation to notify the Depositary or to allow the Depositary to modify such Proposal.

Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

(27) Waiver; Jurisdiction. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ANY AMERICAN DEPOSITARY SHARES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding brought by any of them or on any of their behalves and arising out of or based upon the Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _____________________ whose taxpayer identification number is _______________________________ and whose address including postal zip code is __________________________ the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:
Name:______________________________

By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

SIGNATURE GUARANTEED

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